UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2014
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	82605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agency Agreement

On July 17, 2014, Uranerz Energy Corporation (the “Registrant”, “us” or “our”) entered into an agency agreement (the “Agency Agreement”) by and between the Registrant and Haywood Securities Inc. and Cantor Fitzgerald Canada Corporation, together as the lead agents (the “Lead Agents”) and a syndicate of agents including H.C. Wainwright & Co., LLC and Laurentian Bank Securities Inc. (together with the Lead Agents, the “Agents”). The Agency Agreement relates to the offer and sale in the United States and Canada in a public offering (the “Offering”) of 9,600,000 units (the “Units”) of the Registrant.  Each Unit consists of one share of common stock, $0.001 par value per share, and one-half of one common stock purchase warrant, at a price per Unit of $1.25.  Each whole warrant is exercisable to purchase one additional share of common stock of the Registrant at a price of $1.60 per share of common stock, subject to adjustment and early termination, for a period of 30 months following the closing of the Offering.  The Offering was made in the United States under the Registrant’s shelf registration statement on Form S-3 (Registration No. 333-196686) (the “Registration Statement”), including a base prospectus dated July 14, 2014, as supplemented by a prospectus supplement dated July 17, 2014 (the “Prospectus Supplement”), and in each of the Canadian provinces of Canada, except Quebec, pursuant to an multi-jurisdictional disclosure system (“MJDS”) base prospectus dated July 14, 2014 and an MJDS prospectus supplement dated July 17, 2014.

The Agency Agreement contains customary representations, warranties and covenants by the Registrant, conditions to closing and indemnification provisions, as well as a form lock-up agreement (each a “Lock-up Agreement”) that has been signed by the Registrant’s directors and officers, filed herewith as Exhibit 4.1.

The Agency Agreement provides that the Company will pay the Agents compensation in amount equal to 6% of the aggregate gross proceeds of the Offering.

Lock-up Agreement

As part of the terms of the Agency Agreement, each of the Registrant’s officers and directors listed on Schedule II therein entered  into a Lock-up Agreement, whereby such officers and directors agreed that for a period of 90 days from the date of the Prospectus Supplement, they will not, without the prior written consent of the Lead Agents, on behalf of the Agents, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase or purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or any such other security of ours, or make any public announcement of any of the foregoing, and will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the United States  Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and the rules and regulations thereunder)), with respect to any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or any other security of ours, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or any other security, whether or not such transaction is to be settled by delivery of any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or any other security whether or not such transaction is to be settled by delivery of any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or any other security of ours.

This summary of the material terms of the Agency Agreement and the Lock-up Agreement is qualified in its entirety by reference to the Agency Agreement and the Lock-up Agreement filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, and incorporated into this Item 1.01 by reference.

In connection with the issuance of the Units in the Offering, McMillian LLP, Canadian counsel to the Registrant, delivered an opinion to the Registrant regarding the legality of the Units, and common shares and warrants comprising the Units, upon issuance and sale thereof, which is attached hereto as Exhibit 5.1. This description of the opinion is qualified in its entirety by reference to Exhibit 5.1.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Agency Agreement, dated July 17, 2014*
4.1	Form of Lock-up Agreement*
5.1	McMillian LLP Opinion*

* The foregoing Exhibits are hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-196686), filed with the SEC on June 12, 2014, as amended July 8, 2014, as amended July 10, 2014 and declared effective on July 14, 2014, pursuant to the United States Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: July 17, 2014	By:	/s/ “Benjamin Leboe”

Benjamin Leboe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Agency Agreement, dated July 17, 2014*
4.1	Form of Lock-up Agreement*
5.1	McMillian LLP Opinion*

* The foregoing Exhibits are hereby incorporated by reference into the Registrant’s Registration Statement on Form S-3 (File No. 333-196686), filed with the SEC on June 12, 2014, as amended July 8, 2014, as amended July 10, 2014 and declared effective on July 14, 2014, pursuant to the United States Securities Act of 1933, as amended.